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                                   EXHIBIT 5.1



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                                  July 22, 1998

Board of Directors
GLB Bancorp, Inc.
7001 Center Street
Mentor, Ohio  44060

Gentlemen:

         GLB Bancorp, Inc., an Ohio corporation (the "Company"), intends to file with the Securities and Exchange Commission under the Securities Act of 1933 a Registration Statement on Form S-8 (the "Registration Statement") with respect to 28,000 shares (the "Shares") of the Company's common stock, without par value. The Shares may be issued from time to time pursuant to the Company's 1998 Stock Option and Incentive Plan (the "Incentive Plan"). Capitalized terms not defined in this letter have the meanings given to them in the Registration Statement.

         You have requested our opinion in connection with the Company's filing of the Registration Statement. In this connection, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction as being true copies, of all such records of the Company, all such agreements, certificates of officers of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary as a basis for the opinions expressed in this letter, including without limitation the Company's Articles of Incorporation and the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. We have assumed the Company will remain in good standing as an Ohio corporation at all times when Shares are issued pursuant to terms of the Incentive Plan.

         We have investigated such questions of law for the purpose of rendering the opinions in this letter as we have deemed necessary. We express no opinion in this letter concerning any law other than the General Corporation Law of the State of Ohio.

         On the basis of and in reliance on the foregoing, we are of the opinion that the Shares to be issued pursuant to the Incentive Plan, when and if issued in accordance with the terms of the Incentive Plan, will be legally issued, fully paid and nonassessable.

         The opinion in this letter is rendered to the Company in connection with the filing of the Registration Statement. We consent to the filing of this letter as an exhibit to the Registration Statement. The opinion may not be relied upon by the Company for any other purpose.

                                      Sincerely,



                                      GRADY & ASSOCIATES